UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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InnerWorkings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InnerWorkings, Inc.

600 West Chicago Avenue, Suite 850

Chicago, Illinois 60610

April 30, 2007

To Our Stockholders:

On behalf on the Board of Directors and management, I cordially invite you to attend the annual meeting of stockholders to be held on Thursday, May 31, 2007 at 10:00 a.m., central time, in the Georgian Room at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611.

The following pages contain the formal notice of the annual meeting, the proxy statement and the proxy card. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

The purpose of the meeting is to consider and vote upon proposals to (i) elect six directors who have been nominated for election, (ii) ratify the appointment of our independent registered accounting firm for 2007 and (iii) transact such other business as may properly come before the meeting. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

If you own shares of record, you will find enclosed a proxy card or cards and an envelope in which to return the card(s). It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the envelope provided. You can revoke your proxy anytime before the annual meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy on page 1 of this proxy statement. Your vote is very important to us and we look forward to seeing you at the meeting.

Sincerely yours,

John R. Walter Chairman of the Board	Steven E. Zuccarini Chief Executive Officer, President and Director

600 West Chicago Avenue, Suite 850 Chicago, Illinois 60610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 31, 2007

April 30, 2007

The Stockholders of InnerWorkings, Inc.:

Notice is hereby given that the annual meeting of stockholders of InnerWorkings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 31, 2007 at 10:00 a.m., central time, in the Georgian Room at the Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, for the following purposes:

1.	To elect six directors of the Company to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business, including the nominees for directors, are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on April 11, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Only stockholders of record as of the close of business on April 11, 2007 are entitled to receive notice of, to attend and to vote at the meeting. We look forward to seeing you at the annual meeting.

By Order of the Board of Directors,

Nicholas J. Galassi
Chief Financial Officer and Secretary

Proxy Statement for the Annual Meeting of Stockholders of

INNERWORKINGS, INC.

To Be Held on Thursday, May 31, 2007

TABLE OF CONTENTS

600 West Chicago Avenue, Suite 850 Chicago, Illinois 60610

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement and enclosed proxy card are being furnished commencing on or about May 1, 2007 in connection with the solicitation by the Board of Directors of InnerWorkings, Inc., a Delaware corporation (the “Company,” “InnerWorkings,” or “us”), of proxies for use in voting at the 2007 annual meeting of stockholders, to be held in the Georgian Room at The Drake Hotel, 140 East Walton, Chicago, Illinois, on Thursday, May 31, 2007, at 10:00 a.m., central time. Any proxy given pursuant to such solicitation and received in time for the annual meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption “PROPOSALS TO BE VOTED ON—Proposal 1: Election of Directors,” FOR the ratification of the appointment of Ernst & Young LLP as independent certified public accountants for the Company’s fiscal year ending December 31, 2007 (collectively, the “Proposals”), and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the annual meeting and voting in person.

Information about this Proxy Statement

We are sending the proxy materials because the Company’s Board is seeking your permission (or proxy) to vote your shares at the annual meeting on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of common stock. Only stockholders of record at the close of business on April 11, 2007, the record date, are entitled to vote at the meeting. As of April 11, 2007, there were 47,455,698 shares of common stock outstanding and entitled to vote, with each share entitled to one vote. We have no other voting securities.

Information about Voting

If your shares of common stock are held in your name, you can vote your shares on matters presented at the annual meeting in one of the following two ways:

1.	By Proxy—If you sign and return the accompanying proxy card, your shares will be voted as you direct on the proxy card. If you do not give any direction on the proxy card, the shares will be voted FOR the nominees named for director and FOR the approval of Ernst & Young LLP as independent certified public accountants for the Company’s fiscal year ending December 31, 2007. You may revoke your proxy at any time before it is exercised (1) by providing written revocation to the Company’s Corporate Secretary, Nicholas J. Galassi, (2) by providing a proxy with a later date or (3) by voting in person at the annual meeting; and

2.	In Person—You may attend the annual meeting and cast your vote there.

Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for the Company to assert or defend claims, (c) in the case of a contested election of director(s) or (d) at your express request.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. Street name stockholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

In order to carry on the business of the meeting, we must have a quorum. This means that stockholders representing at least 50% of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For additional information on director elections, see “PROPOSALS TO BE VOTED ON—Proposal 1: Election of Directors” later in this proxy statement. As the number of director nominees is equal to the number of directors to be elected, the number of shares voted “for” a director must exceed the number of votes cast “against” that director for the director to be elected to serve a one-year term expiring at the 2008 annual meeting of stockholders. Abstentions and broker non-votes will have no effect on the election of directors. For a stockholder to nominate an individual for director at the 2008 annual meeting, the stockholder must follow the procedures outlined later in this proxy statement under the caption “OTHER INFORMATION—Stockholder Proposals for the 2008 Meeting.” Stockholders may also designate a director nominee to be considered by the Board for recommendation to the stockholders in the Company’s 2008 annual meeting by following the procedures outlined later in this proxy statement under the caption “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Meetings and Committees of the Board of Directors—Nominating and Corporate Governance Committee.”

The ratification of the independent registered public accounting firm requires the favorable vote of a majority of the shares present, either by proxy or in person, and entitled to vote. Abstentions will have the same effect as a vote against these matters because they are considered present and entitled to vote, but are not voted.

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you plan to attend, please bring identification and, if you hold shares in street name, bring your bank or broker statement showing your beneficial ownership of Company common stock in order to be admitted to the meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Nominees

At the annual meeting, the stockholders will elect six directors to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the six nominees named below.

Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board of Directors. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

The names of the nominees, their ages as of April 27, 2007 and certain other information about them are set forth below:

Name	Age	Position
John R. Walter (1)(2)	60	Chairman of the Board
Steven E. Zuccarini	50	Chief Executive Officer, President and Director
Peter J. Barris (1)(2)	55	Director
Sharyar Baradaran (1)(2)	39	Director
Jack M. Greenberg (2)	64	Director
Linda S. Wolf (2)	59	Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation and Nominating and Corporate Governance Committees.

There are no family relationships among any of the directors or executive officers of the Company. Our Board of Directors has affirmatively determined that five of our six directors, Messrs. Walter, Barris, Baradaran and Greenberg and Ms. Wolf, are “independent directors” as defined in the rules of The Nasdaq Stock Market (“Nasdaq”).

John R. Walter has served as our non-executive Chairman of the Board since May 2004. Since December 1997, Mr. Walter has been the Chairman, President and Chief Executive Officer of Ashlin Management Company, a private investment firm. Mr. Walter served as President and Chief Operating Officer of AT&T Corporation from October 1996 until his retirement in July 1997, and from 1989 to 1996, he served as Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company. Mr. Walter serves as the non-executive Chairman of SNP Corporation Ltd., a publicly-traded commercial printer based in Singapore, and is a director of Manpower, Inc. and VascoData Security International, Inc. He is also a trustee of Northwestern University and a director of Evanston Northwestern Healthcare and the Steppenwolf Theatre. He holds a bachelor’s degree from Miami University of Ohio.

Steven E. Zuccarini has served as our Chief Executive Officer since November 2004 and has served on our Board since May 2006. From September 2003 to November 2004, he was the President of the Global Solutions business unit at R.R. Donnelley & Sons Company, and from January 2000 to September 2003, he served as President of the Catalog & Retail business unit. Mr. Zuccarini joined R.R. Donnelley in 1979. Mr. Zuccarini serves on the board of directors of the Chicago Youth Centers and the Direct Marketing Education Foundation. Mr. Zuccarini holds a bachelor’s degree from Northwestern University.

Peter J. Barris has served on our Board since January 2006. Mr. Barris was elected pursuant to voting rights granted to New Enterprise Associates under our voting agreement, which was terminated upon the closing of our initial public offering in August 2006. Since 2000, Mr. Barris has been the Managing General Partner of New Enterprise Associates where he specializes in information technology investing. Mr. Barris also serves on the boards of directors of Vonage Holdings Corp. Mr. Barris is a member of the board of trustees, Northwestern University; board of overseers, Tuck School at Dartmouth College; board of advisors, Tuck’s Center for Private Equity and Entrepreneurship at Dartmouth; and board of directors, Venture Philanthropy Partners. He received a Masters in Business Administration from Dartmouth College and a Bachelor of Science in Electrical Engineering from Northwestern University.

Sharyar Baradaran has served on our Board since May 2006. Mr. Baradaran was elected pursuant to voting rights granted to the former holders of our Series D preferred stock under our voting agreement, which was terminated upon the closing of our initial public offering in August 2006. Mr. Baradaran has served as Chief Executive Officer and chairman of BaradaranVentures, a privately held investment fund located in Los Angeles, California since April 2001. Mr. Baradaran currently serves on the board of directors of several high growth technology companies, including Rainmakers, Inc. and MOTA Inc. Mr. Baradaran also serves on the advisory boards of Echo Global Logistics Inc., ISENSIX Inc. and KIYON Inc.

Jack M. Greenberg has served on our Board since October 2005. Mr. Greenberg currently serves as the non-executive Chairman of The Western Union Company. Mr. Greenberg retired as Chairman and Chief Executive Officer of McDonald’s Corporation at the end of 2002. He had served as McDonald’s Chairman since May 1999 and as its Chief Executive Officer since August 1998. Mr. Greenberg served as McDonald’s President from August 1998 to May 1999, and as its Vice-Chairman from December 1991 to 1998. Mr. Greenberg also served as Chairman, from October 1996, and Chief Executive Officer, from July 1997, of McDonald’s USA until August 1998. He is a member of the American Institute of Certified Public Accountants, the Illinois CPA Society and the Chicago Bar Association. Mr. Greenberg is a director of Abbott Laboratories, The Allstate Corporation, Hasbro, Inc. and Manpower Inc. He is also a member of the board of trustees of DePaul University, the Field Museum and the Chicago Community Trust. Mr. Greenberg is a graduate of DePaul University’s School of Commerce and School of Law.

Linda S. Wolf has served on our Board since November 2006. Ms. Wolf retired as Chairman and Chief Executive Officer of Leo Burnett Worldwide in April 2005. She had served as Leo Burnett Worldwide’s Chairman and Chief Executive Officer since January 2001 and as its Chief Executive Officer from July 1996 through December 2000. From March 1992 to June 1996 she was an Executive Vice President responsible for Business Development at Leo Burnett USA. Ms. Wolf is a director of Wal-Mart Stores Inc. and a trustee of Janus Funds. She is also a member of the board of trustees of the Field Museum, Children’s Memorial Hospital, Off the Street Club, The Chicago Council on Global Affairs and the Partnership for New Communities. Ms. Wolf holds a bachelor’s degree from Ohio Wesleyan University.

Required Vote

Directors are elected by a plurality of the votes of the shares present in person or by proxy at the annual meeting and entitled to vote on the election of directors. The six persons receiving the highest number of “FOR” votes at the annual meeting will be elected as directors.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since March 2006 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. In the event that ratification of this selection is not approved by a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and the Board of Directors will review the Audit Committee’s future selection of an independent registered public accounting firm.

Representatives of Ernst & Young LLP will be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

During fiscal 2006, the Board of Directors held three meetings. During fiscal 2006, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director and the total number of meetings held by all of the committees of the Board of Directors on which he served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees was formally established in August 2006 in connection with the Company’s initial public offering. The 2007 annual meeting will be the Company’s first annual meeting of stockholders.

Audit Committee. The Audit Committee consists of John R. Walter, Peter J. Barris and Sharyar Baradaran. John R. Walter serves as the chairman of our Audit Committee. The Audit Committee reviews and recommends to the Board internal accounting and financial controls and accounting principles and auditing practices to be employed in the preparation and review of our financial statements. In addition, the Audit Committee has authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. John R. Walter is our Audit Committee financial expert under the SEC rule implementing Section 407 of the Sarbanes-Oxley Act of 2002.

The Audit Committee is governed by a written charter, approved by the Board of Directors on July 7, 2006. A copy of this charter is attached to this proxy statement as Appendix A. The Audit Committee met twice during the last fiscal year, following its formation in August 2006.

Compensation Committee. The Compensation Committee consists of Linda S. Wolf, John R. Walter, Jack M. Greenberg, Peter J. Barris and Sharyar Baradaran. Jack M. Greenberg serves as the chairman of our Compensation Committee. The Compensation Committee is composed of independent non-employee directors and is responsible for, among other things, reviewing and approving compensation of our Chief Executive Officer and our other executive officers. Additionally, the Compensation Committee reviews and recommends to our Chief Executive Officer and the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of certain employee benefit plans for managerial employees. The Compensation Committee has the authority to administer our Stock Incentive Plan, and advise and consult with our officers regarding managerial personnel policies. See “EXECUTIVE AND DIRECTOR COMPENSATION—Compensation Discussion and Analysis” section of this proxy statement for discussion of Company’s processes and procedures for considering and determining executive and director compensation.

The Compensation Committee is governed by a written charter, approved by the Board of Directors on July 7, 2006. A copy of this charter is attached to this proxy statement as Appendix B. The Compensation Committee met twice during the last fiscal year, following its formation in August 2006.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Linda S. Wolf, John R. Walter, Jack M. Greenberg, Peter J. Barris and Sharyar Baradaran. Linda S. Wolf serves as the chairman of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board with its responsibilities regarding:

•	the identification of individuals qualified to become directors;

•	the selection of the director nominees for the next annual meeting of stockholders;

•	the selection of director candidates to fill any vacancies on the Board;

•	the performance, composition, duties and responsibilities of the Board and the committees of the Board;

•	succession planning for the Chief Executive Officer; and

•	the operation of the Board with respect to corporate governance matters.

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the committee will consider the criteria outlined in the Company’s corporate governance policy, which include high professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the committee utilizes a variety of methods. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Nominating and Corporate Governance Committee from current Board members, stockholders, professional search firms, officers or other persons. The Nominating and Corporate Governance Committee will review all candidates in the same manner regardless of the source of recommendation.

The Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate’s name and qualifications for Board membership and should be addressed to Nicholas J. Galassi, Corporate Secretary, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60610.

For purposes of potential nominees to be considered at the 2008 annual stockholders’ meeting, the Corporate Secretary must receive this information by no later than the close of business on December 29, 2007. The notice must set forth the candidate’s name, age, business, address residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the stockholder’s name, address and the number of shares beneficially owned (and the period they have been held).

The Company has not paid a third party a fee to identify, evaluate or assist in identifying potential nominees for director.

The Nominating and Corporate Governance Committee is governed by a written charter, approved by the Board of Directors on July 7, 2006. A copy of this charter is attached to this proxy statement as Appendix C. The Nominating and Corporate Governance Committee has not met during 2006, following its formation in August 2006.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee serves, or has at any time served, as an officer or employee of us or any of our subsidiaries. None of our executive officers has served as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Communications with Director s

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Nicholas J. Galassi, Corporate Secretary” at 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60610.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board of Directors.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 27, 2007 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the named executive officers listed in the “EXECUTIVE AND DIRECTOR COMPENSATION—Executive Compensation—Summary Compensation Table” section of this proxy statement; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60610.

Name and Address	Number of Shares Beneficially Owned(1)		Approximate Percent of Class(1)
CERTAIN BENEFICIAL OWNERS:
Old Willow Partners, LLC	4,128,316	(2)	8.7%
Orange Media, LLC	4,930,415	(3)	10.4%
Richard A. Heise, Jr.	7,010,830	(4)	14.8%
Entities affiliated with New Enterprise Associates	8,134,184	(5)	17.1%
c/o New Enterprise Associates
1119 St. Paul Street
Baltimore, MD 21202
Gilder, Gagnon, Howe & Co. LLC	2,614,381	(6)	5.9%
1775 Broadway, 26th Floor
New York, NY 10019

DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS:
John R. Walter	1,222,617		2.5%
Steven E. Zuccarini	1,216,115		2.5%
Jack M. Greenberg	56,202		*
Peter J. Barris	8,127,067	(7)	17.1%
c/o New Enterprise Associates
1119 St. Paul Street
Baltimore, MD 21202
Sharyar Baradaran	700,682	(8)	1.5%
Linda S. Wolf	—		*
Nicholas J. Galassi	266,339		*
Scott A. Frisoni	454,489		1.0%
Eric D. Belcher	153,725		*
Neil P. Graver	7,883		*
All directors and executive officers as a group (10 persons)	12,205,119		24.2%

*	= less than 1%

(1)

“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 27, 2007 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. The number of shares beneficially owned is determined as of April 27, 2007, and the percentages are based upon 47,455,698 shares of our common stock outstanding as of April 27, 2007. Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

(2)	Old Willow Partners, LLC is controlled by Richard A. Heise, Jr.

(3)	Orange Media, LLC is controlled by Elizabeth Kramer Lefkofsky, the wife of Eric P. Lefkofsky.

(4)	Includes 4,128,316 shares owned by Old Willow Partners, LLC and 1,897,418 shares owned by the Heise Family Grantor Annuity Trust, which are both controlled by Richard A. Heise, Jr.

(5)	Includes 8,127,067 shares of common stock held by New Enterprise Associates 11, Limited Partnership and 7,117 shares of common stock held by NEA Ventures 2005, L.P.

(6)	Based on Schedule 13G filed with the Securities Exchange Commission on February 14, 2007.

(7)	Includes 8,127,067 shares of common stock held by New Enterprise Associates 11, Limited Partnership. Mr. Barris shares voting and investment control with respect to the shares held by New Enterprise Associates 11, Limited Partnership in his capacity as a manager of NEA 11 GP, LLC, the sole general partner of NEA Partners 11, Limited Partnership, which is the sole general partner of New Enterprise Associates 11, Limited Partnership. Mr. Barris disclaims beneficial ownership of the shares held by New Enterprise Associates 11, Limited Partnership, except to the extent of his pecuniary interest in such shares.

(8)	Includes 700,682 shares of common stock held by the Baradaran Revocable Trust. Mr. Baradaran has voting and investment control with respect to these shares of stock. Does not include shares held by Sharon Baradaran, the wife of Sharyar Baradaran, through Printworks Series E, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. They are also required to provide us with copies of any forms they file.

Based solely on our review of the reports furnished to us, we believe that during the last fiscal year, all reports filed by our directors and executive officers under Section 16(a) were timely made except a Form 3 reporting Linda Wolf’s grant of 50,000 options to purchase common stock on November 15, 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of our business and in connection with our financing activities, we have entered into a number of transactions with our directors, officers and 5% or greater stockholders. All of the transactions set forth below were approved by the unanimous vote of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules by the Securities and Exchange Commission. Our Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by our Audit Committee prior to consummation.

Recapitalization

On August 15, 2006, we recapitalized all outstanding shares of our Class A common stock, Class B common stock, Series B preferred stock, Series D preferred stock and Series E preferred stock into shares of our common stock on a one-for-one basis. In connection with the recapitalization, we made approximately $7.0 million of required preference and accrued dividend payments to the former holders of our Series B, D and E preferred shares.

Minority Interest in Echo Global Logistics, Inc.

As of December 31, 2006, we owned 2,000,000 shares of common stock, or 6.2%, of Echo Global Logistics, Inc., an enterprise transportation management firm, which we acquired in February 2005 for $125,000. Other than Linda S. Wolf, each member of our Board of Directors has a direct and/or an indirect ownership interest in Echo. Certain members of Echo (and their respective ownership interests in Echo) include:

•	John R. Walter (3.1%), who also is a member of Echo’s Board of Directors,

•	Old Willow Partners, LLC (0.14%), which is owned by Richard A. Heise, Jr.,

•	Blue Media, LLC (0.14%), which is owned by Elizabeth Kramer Lefkofsky, the wife of Eric P. Lefkofsky,

•	Polygal Row, LLC (31.8%), the members of which include Old Willow, Blue Media, Steven E. Zuccarini, Nicholas J. Galassi, Scott A. Frisoni and Eric D. Belcher,

•	Echo Global Logistics Series C Investment Partners, LLC (14.0%), the members of which include Steven E. Zuccarini and John R. Walter,

•	Entities affiliated with New Enterprise Associates (15.6%),

•	Younes & Soraya Nazarian Revocable Trust (9.75%), a beneficiary of which includes Sharon Baradaran, the wife of Sharyar Baradaran, and

•	Frog Ventures, LLC (15.1%), the members of which include John R. Walter and Jack M. Greenberg.

We provided general administrative services to Echo, including financial management, legal, accounting, tax, treasury services, employee benefit plan and marketing services. As consideration for these services, Echo paid us approximately $194,000 and $190,000 during 2005 and 2006, respectively. In addition, Echo provided transportation services to us during 2005 and 2006. As consideration for these services, we paid Echo approximately $209,000 and $616,000 during 2005 and 2006, respectively. We also sub-lease a portion of our office space to Echo. Effective January 1, 2006, we entered into a sub-lease agreement with Echo pursuant to which Echo leases approximately 20% of our office space for approximately $ 7,500 per month. Messrs. Eric P. Lefkofsky and Richard A. Heise maintain offices in this space. The sub-lease agreement expired in April 2007.

Effective October 1, 2006, we entered into a referral agreement with Echo pursuant to which Echo agreed to pay us a fee equal to 5% of its gross profit on jobs generated through our referral of new customers. Echo had paid us approximately $60,000 for such referrals through December 31, 2006.

Sales of Our Securities

We sold the following Class A common units, Series B preferred units, Series C preferred units and Series D preferred units of InnerWorkings, LLC and Series E preferred shares of InnerWorkings, Inc. to our directors, officers and 5% or greater stockholders and their respective affiliates, in private transactions on the dates set forth below. In June 2005, all of our Series C preferred units were converted on a one-for-one basis into Class A common units in accordance with the terms of the Series C preferred units. In connection with our conversion in January 2006, the outstanding units of InnerWorkings, LLC were converted into shares of InnerWorkings, Inc. on a one-for-one basis.

Name of Unitholder/ Stockholder	Class A Common Units	Series B Convertible Preferred Units	Series C Convertible Preferred Units		Series D Convertible Preferred Units	Series E Convertible Preferred Shares	Date of Purchase	Total Purchase Price
Incorp, LLC (1)	9,500,000	—	—		—	—	1/7/03	(2)

Scott A. Frisoni	300,000	—	—		—	—	2/15/03	(3)
InnerWorkings Series C Investment Partners, LLC (4)	387,000	—	2,580,000	(5)	—	—	(6)	$2,580,000

Incorp, LLC	3,500,000	—	—		—	—	10/1/03	(2)

Printworks, LLC (5)	100,000	—	—		—	—	11/14/03	(5)

John R. Walter	100,000	—	—		—	—	3/25/04	$80,000

The Soraya Nazarian Annuity Trust 2003 dated 10/01/03	—	—	—		640,000	—	8/19/04	$2,000,000

Incorp, LLC	50,000	—	—		—	—	9/20/04	(7)

Incorp, LLC	175,000	—	—		—	—	1/2/05	(8)

Printworks, LLC (5)	300,000	—	—		320,000	—	2/25/05	$1,000,000

The Soraya Nazarian Annuity Trust 2003 dated 10/01/03	—	—	—		640,000	—	2/25/05	$2,000,000

John R. Walter	200,000	—	—		—	—	5/18/05	$160,000
Entities affiliated with New Enterprise Associates	—	—	—		—	8,134,184	1/3/06	$40,000,000

Printworks Series E, LLC	—	—	—		—	2,033,546	1/3/06	$10,000,000

(1)	Incorp, LLC is owned by the following individuals and entities: (i) Orange Media, LLC (39.59%), which is owned by Elizabeth Kramer Lefkofsky, the wife of Eric P. Lefkofsky, (ii) Old Willow Partners, LLC (34.93%), which is controlled by Richard A. Heise, Jr., (iii) the Heise Family Grantor Retained Annuity Trust (16.05%), which is controlled by Mr. Heise, (iv) Scott A. Frisoni (1.07%), (v) Nicholas J. Galassi (0.86%), (vi) Mark Desky (0.45%) and (vii) non-related parties (7.05%). The Board of Managers of Incorp consists of Orange Media, Old Willow and Barry Friedland, one of our former directors. For additional information on Mr. Lefkofsky and Mr. Heise, see “Information about Eric P. Lefkofsky and Mr. Richard A. Heise, Jr.” on page 14 of this proxy statement. In April 2007, Incorp distributed all of its ownership interest in InnerWorkings, Inc. to its members.

(2)	These units were issued in connection with the sale of Insight, LLC by Incorp to InnerWorkings, LLC.

(3)	These units were issued to Scott A. Frisoni as partial compensation for his continued employment with InnerWorkings, LLC.

(4)	Richard A. Heise, Jr. is the managing member of InnerWorkings Series C Investment Partners, LLC. Series C Investment Partners was formed to facilitate our Series C financing and is owned by the following individuals and entities: (i) Mr. Heise (38.0%), (ii) Orange Media, LLC (1.9%) and (iii) non-related parties (60.1%). In June 2005, all of the Series C preferred units held by Series C Investment Partners were converted on a one-for-one basis into Class A common units in accordance with the terms of the Series C preferred units. In October 2006, InnerWorkings Series C Investment Partners distribution all of its ownership interest in InnerWorkings, Inc. to its members.

(5)	In November 2003, InnerWorkings, LLC issued 100,000 Class A common units to Printworks as consideration for the business and investment relationship established as a result of Printworks’ investment in 1,000,000 Series C preferred units and 150,000 Class A common units through Series C Investment Partners. In February 2005, InnerWorkings, LLC redeemed the 1,000,000 Series C preferred units and 150,000 Class A common units that were held by Series C Investment Partners for the benefit of Printworks at a price of $1.00 per unit. Concurrently with this redemption, Printworks purchased 320,000 Series D preferred units and 150,000 Class A non-voting common units and InnerWorkings, LLC issued 150,000 Class A non-voting common units to Printworks in replacement of the 150,000 Class A common units that it previously held indirectly through Series C Investment Partners.

(6)	These units were issued in a series of transactions that began in April 2003 and concluded in January 2004.

(7)	These units were issued to Incorp for the benefit of Nicholas J. Galassi as partial consideration for his continued employment with InnerWorkings, LLC.

(8)	InnerWorkings, LLC issued 50,000 of these units to Incorp for the benefit of Scott A. Frisoni and 125,000 of these units to Incorp for the benefit of Nicholas J. Galassi, in each case, as partial consideration for his continued employment with InnerWorkings, LLC.

Payments to Holders of Preferred Shares

Upon the completion of our initial public offering in August 2006, we made the following approximate payments:

•	a $20,000 dividend payment to the former holders of our Series B preferred shares,

•	a $5.135 million dividend and preference payment to the former holders of our Series D preferred shares, and

•	a $1.835 million dividend and preference payment to the former holders of our Series E preferred shares.

Agreement with Zion Consulting, Inc.

In November 2003, we entered into a consulting agreement with Zion Consulting, Inc., a business consulting firm. Eric P. Lefkofsky is the president and sole stockholder of Zion Consulting. Through Zion Consulting, Mr. Lefkofsky has provided consulting services to us since our inception and to Incorp, LLC, our largest stockholder. Under the terms of this agreement, we paid approximately $34,000, $87,000, $90,000 and $79,600 to Zion Consulting for services rendered in 2003, 2004, 2005 and the six months ended June 30, 2006, respectively. We terminated this agreement as of June 30, 2006.

Sale of Units to Orange Media, LLC

In February 2002, InnerWorkings, LLC sold 57,812 Class A common units and 231,250 Series B preferred units to Orange Media, LLC. As consideration for the Class A common units and the Series B preferred units, Orange Media, LLC issued a demand note to InnerWorkings, LLC in the principal amount of $188,469. The note accrued interest at a fixed rate equal to 2.78%, which was due and payable on the date on which the principal amount of the note was paid. Orange Media, LLC is owned by Elizabeth Kramer Lefkofsky, the wife of Eric P. Lefkofsky. The principal and accrued and unpaid interest on this note was paid by Orange Media in May 2006.

Transfer of Units to Incorp, LLC

In February 2004, InnerWorkings, LLC purchased a total of 2,400,000 Class A common units from two of our employee stockholders and re-issued the same number of Class A common units to Incorp. As consideration for these transactions, Incorp made cash payments totaling $100,000 to these stockholders and we agreed to eliminate the outstanding commission balances for each of these stockholders, which totaled $410,000 as of the date of the transfer, and to make monthly cash payments to these stockholders totaling $224,000 over a two-year period ending February 2006. We sub-lease a portion of our office space to Incorp. Effective January 1, 2006, we entered into a sub-lease agreement with Incorp pursuant to which Incorp leases approximately 20% of our office space for approximately $7,500 per month. The sub-lease agreement expired in April 2007.

Series E Investment

In January 2006, we issued 10,167,730 Series E preferred shares, or approximately 25% of our equity interests on a fully-diluted basis, to New Enterprise Associates 11, Limited Partnership, NEA Ventures 2005, Limited Partnership and Printworks Series E, LLC in exchange for $50 million in cash, or $4.92 per share. We retained $10 million of these proceeds for working capital and general corporate purposes. We used the remaining $40 million of these proceeds to redeem Class A common shares held by our existing stockholders on a pro rata basis at a purchase price of $4.92 per share. In connection with this redemption, the following of our directors, officers and 5% or greater stockholders (or their respective affiliates) received the payments listed below:

Director, Officer or 5% Stockholder (or Affiliate)	Shares Redeemed	Redemption Payment Amount
Incorp, LLC	6,597,563 Class A common shares	$32,443,638
InnerWorkings Series C Investment Partners, LLC	402,263 Class A common shares	1,978,136
John R. Walter	132,833 Class A common shares	653,209
Steven E. Zuccarini	132,833 Class A common shares	653,209
Old Willow Partners, LLC	125,000 Class A common shares	614,690
Scott A. Frisoni	71,951 Class A common shares	353,820
Orange Media, LLC	24,214 Class A common shares	119,073
Mark D. Desky	1,100 Class A common shares	5,409

SNP Transaction

In March 2006, we entered into an agreement with SNP Corporation Ltd., a commercial printer in Singapore, to grant a non-exclusive, non-transferable license to use certain non-core applications of our software in China, Singapore and Hong Kong. Pursuant to the agreement, SNP paid us $1.0 million in five monthly installments beginning in April 2006. The initial term of the agreement is one year and is automatically renewed for successive one-year terms in the absence of a termination by either party. Thus far, neither party has terminated the agreement. In the event that the agreement is renewed, SNP will pay the Company 1% of the gross revenue for all transactions processed through the licensed software during the term of the agreement. In addition, in April 2006, we sold 254,065 shares of our Class A common stock to SNP at a price of $4.92 per share for a total purchase price of $1.25 million. Mr. John R. Walter serves as the non-executive Chairman of SNP Corporation Ltd.

Registration Rights

We granted piggyback registration rights to the former holders of our Series B, D and E preferred shares pursuant to the terms of an investor rights agreement that we entered into on January 3, 2006.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The following table sets for the certain information concerning each of our executive officers:

Name	Age	Position
Steven E. Zuccarini	50	Chief Executive Officer, President and Director
Nicholas J. Galassi	34	Chief Financial Officer and Secretary
Scott A. Frisoni	35	Executive Vice President of Sales
Eric D. Belcher	38	Chief Operating Officer
Neil P. Graver	36	Chief Technology Officer

Steven E. Zuccarini, see the section of this proxy statement entitled “PROPOSALS TO BE VOTED ON—Proposal No. 1—Election of Directors.”

Nicholas J. Galassi has served as our Chief Financial Officer since September 2004. From November 2001 to September 2004, Mr. Galassi was Vice President of Finance at Wolverine Trading, a global derivatives trading firm, and from May 2000 to November 2001, he was the Director of Finance at HA-LO Industries, Inc., a promotional products distributor. From September 1995 to July 1999, Mr. Galassi served as an auditor in the commercial business division of Arthur Andersen. Mr. Galassi is a certified public accountant and holds a bachelor’s degree from the University of Notre Dame.

Scott A. Frisoni has served as our Executive Vice President of Sales since March 2002. From March 1999 to March 2002, Mr. Frisoni was Chief Operating Officer of Decision Support at PurchasePro, a business-to-business software company, and from April 1997 to March 1999, he was Vice President of Sales at Magnitude Network. From May 1993 to April 1997, Mr. Frisoni was a sales executive at The Procter & Gamble Company. Mr. Frisoni holds a bachelor’s degree from Indiana University.

Eric D. Belcher has served as our Chief Operating Officer since December 2006. From June 2005 to December 2006, Mr. Belcher served as our Executive Vice President of Operations. Mr. Belcher served as Chief Operating Officer from March 2003 to June 2005 and as Chief Financial Officer from April 2001 to March 2003 of MAN Roland Inc., a printing equipment manufacturer and distributor. Mr. Belcher was also a director of MAN Roland, Inc. From 1995 to 2000, he led project teams at Marakon Associates, an international management consulting firm. Mr. Belcher holds a bachelor’s degree from Bucknell University and an MBA from the University of Chicago Graduate School of Business.

Neil P. Graver has served as our Chief Technology Officer since March 2006. From January 2003 to February 2006, Mr. Graver held the title of Director of Information Technology at CAEL, a benefits management company based in Chicago. From January 2002 to January 2003, he managed The Information Management Group’s internal systems. From January 2001 to December 2001, Mr. Graver was Information Systems Manager at Sega North America and from January 1999 to October 2001, he was web site manager at iOwn.com. Mr. Graver received a Bachelor of Science from Southern Illinois University and holds MCSE, MCSA and MCT certificates.

Information about Mr. Eric P. Lefkofsky and Mr. Richard A. Heise, Jr.

Mr. Eric P. Lefkofsky and Mr. Richard A. Heise, Jr. were instrumental in the formation and development of our Company. In light of this historical relationship and to benefit from the valuable perspective gained from this involvement, our management and Board of Directors consult with each of them on a regular basis. Neither Mr. Lefkofsky nor Mr. Heise receives any compensation for such consulting. An affiliate of Mr. Lefkofsky provided consulting services to us on a compensated basis from our inception through June 30, 2006. See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS—Agreement with Zion Consulting, Inc.” Mr. Lefkofsky served as an executive officer and a director and Mr. Heise served as a director of HA-LO Industries, Inc., a NYSE-listed company that filed for bankruptcy in July 2001.

Mr. Lefkofsky is the husband of Elizabeth Kramer Lefkofsky, who controls Orange Media, LLC. As of April 27, 2007, Orange Media and Mr. Heise beneficially owned 10.4% and 14.8% of our common stock, respectively.

Compensation Discussion and Analysis

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Prior to our initial public offering in August 2006, our Board (and our Board of Managers when we were a limited liability company) oversaw and administered our executive compensation program. The compensation committee currently oversees the design and administration of our executive compensation program.

The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites consist of life and health insurance benefits, a qualified 401(k) savings plan and include reimbursement for certain medical insurance and automobile payments. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and sustained performance.

Compensation Program Objectives and Philosophy

In General. The objectives of our compensation programs are to:

•	attract, motivate and retain talented and dedicated executive officers,

•	provide our executive officers with both cash and equity incentives to further the interests of us and our stockholders, and

•	provide employees with long-term incentives so we can retain them and provide stability during periods of rapid growth.

Generally, the compensation of our executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options. In setting base salaries, the Board generally reviewed (and going forward the Compensation Committee will review) the individual contributions of the particular executive. The annual incentive compensation award for 2006 is a discretionary award determined by the Compensation Committee based on company performance and in 2007 will be based upon our annual incentive plan. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

Competitive Market. We define our competitive market for executive talent and investment capital to be the business and technology services industries. During 2007, we did assess, for comparative purposes, compensation levels and programs of our executives to the practices of certain of our competitors. To date, we have not engaged in the benchmarking of executive compensation but we may choose to do so in the future.

Compensation Process. Prior to our initial public offering, our Board approved the compensation of our named executive officers, including the terms of their employment agreements. Our Board individually negotiated the employment agreements to retain key management and provide stability during a period of rapid growth. Going forward, for each of our named executive officers, the Compensation Committee will review and approve all elements of compensation taking into consideration recommendations from our principal executive officer

(for compensation other than his own), as well as competitive market guidance provided at the request of the Compensation Committee.

Regulatory Considerations. We have designed our Annual Incentive Plan so that bonuses paid thereunder (beginning for 2007) will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code). We will consider the size and frequency of any future stock option awards under our long-term equity incentive program based on Company and individual performance and other market factors.

Base Salaries

In General. We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, and to provide a base wage that is not subject to our performance risk. We review base salaries for our named executive officers annually in January and increases are based on our performance and individual performance. The salary of our principal executive officer is set by our Compensation Committee, but in accordance with his employment agreement, will not be less than $450,000 in 2007. Our Board, in negotiating his amended employment agreement in May 2006, determined that this salary increase from $300,000 in 2006 would provide a salary commensurate with Mr. Zuccarini’s experience and would recognize his contributions to our growth during the past three years. Based on the other named executive officers’ contributions to our growth, our Board also approved increases in the annual base salary rate from 2005 to 2006 and from 2006 to 2007. The table below shows our named executive officers’ base salary increases in the last fiscal year and the most recent increases, which became effective in February 2007:

Name and Principal Position	Fiscal Year 2005	Fiscal Year 2006	Percent Increase	February 2007(2)	Percent Increase
Steven E. Zuccarini	$300,000	$300,000	0.0%	$450,000	50.0%
Chief Executive Officer

Nicholas J. Galassi	$175,000	$200,000	14.3%	$250,000	25.0%
Chief Financial Officer

Eric D. Belcher	$175,000	$225,000	28.6%	$300,000	33.3%
Chief Operating Officer

Scott A. Frisoni	$195,000	$225,000	15.4%	$275,000	22.2%
Executive Vice President of Sales

Neil P. Graver (1)	$—	$118,000	0.0%	$130,000	10.2%
Chief Technology Officer

(1)	Joined us on March 1, 2006.
(2)	2007 Annual Incentive Plan was approved by the Compensation Committee of the Board of Directors on February 13, 2007, effective February 1, 2007.

Total Compensation Comparison. For 2006, base salaries accounted for approximately 54% of total compensation for the principal executive officer and 71% on average for our other named executive officers. In 2006, base salaries represented a high percentage of total compensation since three of our named executive officers received significant option awards in 2005 and none in 2006.

Annual Cash Incentives

In General. We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual business goals. We review annual cash incentive awards for our named executive officers and other executives annually in January or February to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year. Annual cash incentive awards for 2007 will be administered under our Annual Incentive Plan. Pursuant to the terms of his employment agreement, in addition to any bonus paid under the our Annual Incentive Plan, Mr. Zuccarini will receive an annual targeted bonus of $150,000 beginning for fiscal 2007 if our net income reaches targeted levels approved by our Board.

Target Award Opportunities. Our 2006 awards were subject to the Compensation Committee’s discretion and took into account corporate performance measures, including, but not limited to, revenues, EBITDA and net income. We established annual target award opportunities expressed as a percentage of base salary paid during the fiscal year and maximum award payment limits expressed as a percentage of the target award. For the last completed fiscal year, annual cash incentive opportunities for the named executive officers are summarized below. There was no threshold or minimum bonus level for 2006. At Mr. Zuccarini’s request, he did not receive an annual cash incentive award for 2006.

	Annual Cash Incentive Award Opportunity
		Target Performance		Maximum Performance		Actual Bonus Earned
		% Salary	$ Amount	% Target	$ Amount	% Target	$ Amount
Steven E. Zuccarini	FY 2006	25%	$75,000	200%	$150,000	—%	$—
Nicholas J. Galassi	FY 2006	15%	$30,000	200%	$60,000	83.3%	$25,000
Eric D. Belcher	FY 2006	27.5%	$61,875	200%	$123,750	194.8%	$120,500
Scott A. Frisoni	FY 2006	15%	$33,750	200%	$67,500	74.1%	$25,000
Neil P. Graver	FY 2006	10%	$11,800	200%	$23,600	63.6%	$7,500

The 2007 Annual Incentive Plan (the “Plan”) was approved by the Compensation Committee of the Board of Directors on February 13, 2007. The Plan provides for bonus awards based on the Company’s achievement of certain net income amounts in 2007 established by the Compensation Committee. Pursuant to the Plan, a participant is eligible to earn a bonus award equal to a certain percentage of his or her base salary, depending on the participant’s position with the Company and the amount of net income earned by the Company in 2007. For the named executive officers, the target bonus awards are 100% of base salary for the Chief Executive Officer and the Chief Operating Officer, 75% of base salary for the Chief Financial Officer and the Executive Vice President of Sales and 20% of base salary for the Chief Technology Officer, and the maximum bonus awards payable under the Plan are 2x such target amounts.

Individual Performance Goals. There were no specific individual performance goals for 2006 incentive awards, but the Compensation Committee or the Board could exercise discretion and take into account individual performance in determining awards.

Discretionary Adjustments. For 2006, the incentive awards were subject to the Compensation Committee’s discretion. Under the Annual Incentive Plan, beginning in 2007, the Compensation Committee may make reasonable adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions, or divestitures.

Total Compensation Comparison. For the last completed fiscal year, the annual bonus accounted for 0% of total compensation for the principal executive officer and 17% on average for our other named executive officers. In setting the target bonus amounts, our Board took into consideration that our named executive officers have significant equity interests in us through direct ownership of shares or prior option grants, which already provide them with performance incentives.

Long-term Equity Incentives

In General. We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability during a period of rapid growth. Typically, we review long-term equity incentives for our named executive officers and other executives annually in January. For the last completed fiscal year, our long-term equity incentive program consisted of grants of stock options.

Stock Options. For our named executive officers, our stock option program is based on grants that are individually negotiated in connection with employment agreements and other grants to our executives. We have traditionally used stock options as its form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing stockholders’ interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. On March 1, 2006 we granted Mr. Graver options to purchase 30,000 shares of common stock in connection with his commencement of employment. On May 8, 2006, at our request and to better align the value of his equity award with the long-term interests of our stockholders, Mr. Zuccarini agreed to amend his employment agreement to, among other things, eliminate his right to receive vested options to purchase 600,000 shares at an exercise price of $0.50 per share, which were subject to achievement of certain business and financial performance targets. As part of this amendment, Mr. Zuccarini received a grant of options to purchase 750,000 shares of common stock at an exercise price of $4.92 per share, which was the price paid by SNP Corporation Ltd. pursuant to it purchase of 254,065 of our shares in April 2006. The fair market value of our shares as of May 8, 2006 was later (in June 2006) determined by an independent valuation specialist to be $5.35 per share. All other grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates. For a discussion of the determination of the fair market value of these grants, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation” in our Annual Report on Form 10-K.

We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock options have a 10-year contractual exercise term. In general, the option grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Exercise Term

Termination by Us for Reason Other than Cause, Disability or Death	Forfeit Unvested	Earlier of: (1) 1 Year or (2) Remaining Option Period

Disability or Death	Forfeit Unvested	Option Period

Termination for Cause	Forfeit Vested and Unvested	Expire

Other Termination	Forfeit Unvested	Earlier of: (1) Remaining Option Period or (2) 30 Days from Date of Termination

Change in Control	Accelerated*	*

*	The Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. If there is a termination of employment, the applicable termination provisions regarding exercise term will apply.

The vesting of certain of our named executive officers’ stock options is accelerated pursuant to the terms of their employment agreements in certain termination and/or change in control events. These terms are more fully described in “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

Total Compensation Comparison. For 2006, long-term equity incentives accounted for approximately 45% of total compensation for the principal executive officer and 5% on average for our other named executive officers. Other than (i) the grant of stock options to Mr. Zuccarini in connection with the amendment of his employment agreement and surrender of his right to receive performance-based stock options (see “—Employment Agreements—Employment Agreement with Steven E. Zuccarini”) and (ii) the grant of stock options to Mr. Graver in connection with the commencement of his employment with us, there were no other grants of stock options to our named executive officers in 2006. The Board determined that our named executive officers had a sufficient equity stake in us, consisting of shares of common stock and/or existing options, to align their interests with ours and our stockholders and consequently there were no new grants in 2006 to our named executive officers other than as described in the preceding sentence.

Executive Benefits and Perquisites

In General. We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. We do not match employee contributions under our 401(k) plan. We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. For the last completed fiscal year, we provided the following personal benefits and perquisites to our named executives officers:

Executive Benefit	Description
Reimbursed Car Payments	Certain executives are reimbursed for their automobile lease payments.

Reimbursed Medical Insurance Premiums	We reimburse certain executives for their medical insurance premium payments.

Health Club Membership	Mr. Galassi’s membership dues are reimbursed.

Total Compensation Comparison. For 2006, personal benefits and perquisites accounted for approximately 2% of total compensation for the principal executive officer and 7% on average for our other named executives officers.

Change in Control and Severance Benefits

In General. We provide the opportunity for certain of our named executive officers to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position. Our severance and change in control provisions for the named executive officers are summarized in “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.” Our analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe our arrangements are reasonable in light of the fact that cash severance is limited to two years for Mr. Zuccarini (at a rate of $50,000 per month) and one year for Messrs. Galassi, Belcher and Frisoni (at a rate equal to their then current base salary), there is no severance increase with a change in control and there are no “single trigger” benefits upon a change in control other than the vesting of Mr. Zuccarini’s option awards.

Executive Compensation

The following table shows information concerning the annual compensation for services provided to us by our Chief Executive Officer, the Chief Financial Officer and our three other most highly compensated executive officers during 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)		Option Awards(2) ($)	All Other Compensation(3) ($)	Total Compensation(1) ($)
Steven E. Zuccarini	2006	300,000	—		249,194	9,600	558,794
Chief Executive Officer

Nicholas J. Galassi	2006	190,720	25,000	(6)	7,550	22,249	245,519
Chief Financial Officer

Eric D. Belcher	2006	219,097	120,500	(4)	5,202	23,633	368,432
Chief Operating Officer

Scott A. Frisoni	2006	224,375	25,000	(6)	8,750	18,645	276,770
Executive Vice President of Sales

Neil P. Graver	2006	96,695	7,500	(6)	26,700	4,050	134,945
Chief Technology Officer(5)

(1)	Annual incentive awards were approved by the Compensation Committee of the Board of Directors on February 13, 2007.
(2)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2006, except that, with respect to Mr. Galassi and Mr. Frisoni, the amounts reported in this column are $2,750 higher than the amounts reported in our financial statements. This additional expense shown in the summary compensation table results from requirements of the Securities and Exchange Commission to report option grants made prior to 2006 using the modified prospective transition method pursuant to FAS 123(R), whereas we use the prospective transition method pursuant to FAS 123(R). The assumptions used by us with respect to the valuation of option grants are set forth in “InnerWorkings, Inc. Condensed Consolidated Financial Statements—Notes to Financial Statements—Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” in our Annual Report on Form 10-K. The individual awards reflected in the summary compensation table are summarized below:

	Grant Date	Number of Shares	Amount Recognized in Financial Statements 2006($)
Steven E. Zuccarini	5/8/2006	750,000	249,194
Nicholas J. Galassi	10/1/2005	80,000	4,800
Eric D. Belcher	9/14/2005	120,000	5,202
Scott A. Frisoni	10/1/2005	100,000	6,000
Neil P. Graver	3/1/2006	30,000	26,700

(3)	Consists of reimbursed car payments for Mr. Zuccarini, reimbursed car payments and reimbursed medical insurance premiums for Messrs. Belcher and Frisoni, reimbursed car payments, reimbursed medical insurance premiums and health club dues for Mr. Galassi and reimbursed medical insurance premiums for Mr. Graver.
(4)	Special discretionary bonus earned in 2006 upon successful completion of strategic acquisitions.
(5)	Joined us on March 1, 2006.
(6)	Special discretionary bonus earned in 2006 for successfully meeting individual performance measure.

For a description of the material terms of employment agreements with our named executive officers, see “—Employment Agreements.”

GRANTS OF PLAN-BASED AWARDS (1)

The following table summarizes our awards made to our named executive officers under any plan in 2006.

Name	Grant Date	Approval Date(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)	Grant Date Fair Market Value of a Share ($/Sh)(4)
Steven E. Zuccarini	5/8/2006	5/3/2006	750,000	4.92	2,317,500	5.35	(4)
Nicholas J. Galassi	—	—	—	—	—	—
Eric D. Belcher	—	—	—	—	—	—
Scott A. Frisoni	—	—	—	—	—	—
Neil P. Graver	3/1/2006	2/8/2006	30,000	4.92	80,100	4.92

(1)	Each award was granted under the InnerWorkings, LLC 2004 Unit Option Plan, which was later merged into the InnerWorkings, Inc. 2006 Stock Incentive Plan.
(2)	Mr. Zuccarini’s grant was approved by the Compensation Committee on May 3, 2006 and ratified by the Board of Directors on May 9, 2006. Mr. Graver’s grant was approved by an authorized officer of ours on February 8, 2006, to be effective on March 1, 2006, the date Mr. Graver commenced employment.
(3)	Valuation assumptions are found under “InnerWorkings, Inc. Condensed Consolidated Financial Statements —Notes to Financial Statements—Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” in our Annual Report on Form 10-K.
(4)	See discussion regarding May 8, 2006 option grant contained in “Management’s Discussion and Analysis—Critical Accounting Policies—Stock-Based Compensation” in our Annual Report on Form 10-K.

Employee Benefits Plans

2004 Unit Option Plan

Effective January 1, 2004, we adopted the InnerWorkings, LLC 2004 Unit Option Plan. The principal purpose of the Unit Option Plan has been to attract, retain and reward selected employees, consultants and directors through the granting of non-qualified stock options.

Upon adoption in 2006 of our Stock Incentive Plan, the Unit Option Plan was merged into the Stock Incentive Plan and ceased to separately exist. Except with respect to rights that may be protected under prior award agreements, outstanding awards under the Unit Option Plan are now subject to the Stock Incentive Plan. No additional awards may be made under the Unit Option Plan on or after the effective date of the Stock Incentive Plan.

Stock Incentive Plan

We have adopted the InnerWorkings, Inc. 2006 Stock Incentive Plan, which replaces the Unit Option Plan. The principal purpose of the Stock Incentive Plan is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Stock Incentive Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

Administration. The Stock Incentive Plan is administered by our Compensation Committee. The Compensation Committee may in certain circumstances delegate certain of its duties to one or more of our officers. The Compensation Committee has the power to interpret the Stock Incentive Plan and to adopt rules for the administration, interpretation and application of the plan according to its terms.

Grant of Awards; Shares Available for Awards. Certain employees, consultants and directors are eligible to be granted awards under the plan. The Compensation Committee will determine who will receive awards under the plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the plan.

The total number of shares of our common stock initially available for issuance or delivery under our Stock Incentive Plan is 1,000,000 shares. The number of shares of our common stock issued or reserved pursuant to the Stock Incentive Plan will be adjusted in the discretion of our Board or the Compensation Committee as a result of stock splits, stock dividends and similar changes in our common stock. In addition, shares subject to grant under our prior unit option plans (including shares under such plans that expire unexercised or are forfeited, terminated, canceled or withheld for income tax withholding) shall be merged and available for issuance under the Stock Incentive Plan, without reducing the aggregate number of shares available for issuance reflected above.

Stock Options. The Stock Incentive Plan permits the Compensation Committee to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The Compensation Committee will establish the duration of each option at the time it is granted, with a maximum ten-year duration for incentive stock options, and may also establish vesting and performance requirements that must be met prior to the exercise of options. Stock option grants (other than incentive stock option grants) also may have exercise prices that are less than, equal to or greater than the fair market value of our common stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of our common stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price.

Stock Appreciation Rights. The Compensation Committee may also grant stock appreciation rights, which will be exercisable upon the occurrence of certain contingent events. Stock appreciation rights entitle the holder upon exercise to receive an amount in any combination of cash, shares of our common stock (as determined by the compensation committee) equal in value to the excess of the fair market value of the shares covered by the stock appreciation right over the exercise price of the right, or other securities or property owned by us.

Other Equity-Based Awards. In addition to stock options and stock appreciation rights, the Compensation Committee may also grant certain employees, consultants and directors shares of restricted stock, restricted stock rights, dividend equivalents, performance-based awards or other stock-based awards, with terms and conditions as the Compensation Committee may, pursuant to the terms of the Stock Incentive Plan, establish. The Stock Incentive Plan also allows awards to be made in conjunction with a participant’s election to defer compensation in accordance with the rules of Section 409A of the Code.

Change-in-Control Provisions. In connection with the grant of an award, the Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendment and Termination. The Compensation Committee may adopt, amend and rescind rules relating to the administration of the Stock Incentive Plan, and amend, suspend or terminate the Stock Incentive Plan, but no amendment will be made that adversely affects in a material manner any rights of the holder of any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. We have attempted to structure the Stock Incentive Plan so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

Annual Incentive Plan

We have adopted the InnerWorkings Annual Incentive Plan (the Annual Incentive Plan) that rewards employees for meeting and exceeding annual performance goals established by the Compensation Committee based on one or more criteria set forth in the Annual Incentive Plan. The Annual Incentive Plan will be used to set bonus targets and pay bonuses beginning in 2007.

Eligibility to participate in the Annual Incentive Plan is limited to substantially all regular full-time and part-time employees. Temporary employees, any independent contractors, and certain other specified classifications are not eligible to participate in the Annual Incentive Plan.

Employees are eligible to receive bonuses based on meeting operational and financial goals that may be stated (a) as goals of the company, a subsidiary, or a portion thereof, (b) on an absolute basis and/or relative to other companies, or (c) separately for one or more participants or business units. The objective performance goals for the Annual Incentive Plan are established by our Compensation Committee at the beginning of the year. Bonus payouts are determined within a reasonable time after the end of the performance period.

Our Compensation Committee will administer the Annual Incentive Plan and will have the authority to construe, interpret and implement the Annual Incentive Plan and prescribe, amend and rescind rules and regulations relating to the Annual Incentive Plan. The determination of the Compensation Committee on all matters relating to the Annual Incentive Plan or any award agreement will be final, binding and conclusive. The Annual Incentive Plan may be amended or terminated by the compensation committee or our Board. However, the Annual Incentive Plan may not be amended without the prior approval of our stockholders, if such approval is necessary to qualify bonuses as performance-based compensation under Section 162(m) of the Code.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price($)	Option Expiration Date
Steven E. Zuccarini	1,367,167	—		0.50	11/05/2014
	—	750,000	(1)	4.92	05/08/2016

Nicholas J. Galassi	100,000	—		0.50	09/01/2014
	25,000	—		0.65	07/15/2015
	40,000	40,000	(2)	0.65	10/01/2015

Eric D. Belcher	105,000	—		1.00	07/20/2015
	40,000	80,000	(3)	0.65	09/14/2015
	50,000	50,000	(4)	1.00	10/01/2015

Scott A. Frisoni	25,000	—		0.65	07/15/2015
	50,000	50,000	(2)	0.65	10/01/2015

Neil P. Graver	10,000	20,000	(5)	4.92	03/01/2016

(1)	These options vest in six equal annual installments beginning on May 8, 2007.
(2)	These options vest on October 1, 2007.
(3)	These options vest in two equal annual installments beginning on June 20, 2007.
(4)	These options vest on June 20, 2007.
(5)	These options vest in two equal annual installments beginning on September 1, 2007.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes stock option exercises by our named executive officers in 2006.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise(# )	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
(a)	(b)	(c)		(d)	(e)
Steven E. Zuccarini	132,833	587,122	(1)	—	—
Nicholas J. Galassi	—	—		—	—
Eric D. Belcher	—	—		—	—
Scott A. Frisoni	—	—		—	—
Neil P. Graver	—	—		—	—

(1)	Value based on aggregate difference between the closing market price on the date of exercise and the exercise price.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests. We sponsor a tax qualified defined contribution 401(k) plan in which Messrs. Belcher, Frisoni and Graver participate.

Employment Agreements

Employment Agreement with Steven E. Zuccarini

We entered into an employment agreement with Steven E. Zuccarini, our Chief Executive Officer, in November 2004 and amended the agreement in May 2006. The employment agreement provides that the amount of Mr. Zuccarini’s base salary will be determined annually by our Board, but will not be less than $450,000 commencing in 2007. Also commencing in 2007, Mr. Zuccarini will receive an annual bonus of $150,000 in the event target levels of net income approved by our Board are exceeded. In addition, Mr. Zuccarini will be eligible to receive an annual bonus based on performance targets approved by our Board.

In connection with the execution of his employment agreement in November 2004, Mr. Zuccarini received options to purchase 1,500,000 shares of common stock at an exercise price of $0.50 per share. These options vested upon the completion of our initial public offering. As of December 31, 2006, 1,367,167 of these options remained outstanding.

In connection with his November 2004 employment agreement, Mr. Zuccarini also became entitled to receive fully vested options to purchase 600,000 shares of common stock at an exercise price of $0.50 per share, subject to the achievement of certain business and financial performance targets. In May 2006, at our request and to better align the value of this equity award with the long-term interests of the stockholders, Mr. Zuccarini agreed to amend his employment agreement to eliminate his rights to these options. As part of this amendment, Mr. Zuccarini received a grant of options to purchase 750,000 shares of common stock at an exercise price of $4.92 per share, which was the price per share paid by SNP Corporation Ltd. pursuant to its purchase of 254,065 of our shares in April 2006. These options will vest ratably over six years at a rate of 125,000 per year. Vesting of these options will accelerate in the event of a change of control (as defined in the agreement).

Mr. Zuccarini’s employment agreement may be terminated, with or without cause, by our Board. If we terminate the employment agreement for cause (as defined in the agreement) or on account of death or disability or if Mr. Zuccarini terminates the agreement for any reason other than a good reason (as defined in the agreement), Mr. Zuccarini is entitled to no further compensation or benefits other than those earned through the date of termination. If we terminate the agreement for any reason other than for cause, death or disability, we will provide the following severance benefits:

•	continued payment of cash compensation at a rate of $600,000 per year for two years following termination,

•	additional vesting of his options that would have otherwise vested if he had remained employed by us during the two years following the termination of his employment, and

•	continued employee benefits for a period of two years following the termination of his employment or until comparable benefits are provided by a new employer.

Mr. Zuccarini’s employment agreement expires in November 2012.

Employment Agreements with Other Executive Officers

In addition to the employment agreement with Mr. Zuccarini, we have entered into employment agreements with Nicholas J. Galassi, Eric D. Belcher and Scott A. Frisoni. The employment agreements generally provide for a base salary and eligibility to receive an annual performance bonus up to a specified percentage of base salary. The actual amount of the annual bonus is discretionary and determined based upon the executive’s performance, our performance and certain performance targets approved by our Board (and by the compensation committee under our Annual Incentive Plan). The agreements also grant options to purchase shares of common stock and contain customary non-competition and non-solicitation provisions.

The agreements may be terminated, with or without cause, by the executive, the Chief Executive Officer or our Board. If the executive’s employment is terminated by us for cause (as defined in the agreements), on account of death or disability or if the executive terminates his own employment for any reason other than for good reason (as defined in the agreements), the executive is entitled to no further compensation or benefits other than those earned through the date of termination. If the executive’s employment is terminated by us for any reason other than for cause, death or disability, or if the executive terminates his own employment for good reason, we will provide the following severance benefits: (i) continued payment of base salary for 12 months following termination and (ii) immediate vesting of any options that would have been exercisable in the next two years, as if the executive’s employment had continued for the two-year period (for Mr. Belcher, this clause (ii) only applies upon termination in connection with a change in control).

If, during the three months prior to the public announcement of a proposed change of control (as defined in the agreements), or 12 months following a change of control, the executive’s employment is terminated by us for any reason other than cause, or terminated by the executive for good reason, the executive is generally entitled to the same benefits described above. The employment agreements with Messrs. Galassi and Frisoni expire in December 2007, and the employment agreement with Mr. Belcher expires in June 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of December 31, 2006, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Cash Severance
Steven E. Zuccarini	$50,000 per month for 24 months
Nicholas J. Galassi	$16,667 per month for 12 months
Eric D. Belcher	$18,750 per month for 12 months
Scott A. Frisoni	$18,750 per month for 12 months
Neil P. Graver	None

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. No severance or benefits are provided for any of the executive officers in the event of death or disability. A change in control does not affect the amount or timing of these cash severance payments.

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of December 31, 2006, the following individuals would be entitled to accelerated vesting of their outstanding stock options described in the table below:

	Value of Equity Awards: Termination Without Cause or For Good Reason(1)	Value of Equity Awards: In Connection With a Change in Control(1)

Steven E. Zuccarini	Additional vesting that would have otherwise vested if employed during 24 months after termination. 250,000 options with value of $2,760,000	Fully Vested. 750,000 options with value of $8,280,000

	Value of Equity Awards: Termination Without Cause or For Good Reason(1)	Value of Equity Awards: In Connection With a Change in Control(1)
Nicholas J. Galassi	Immediate vesting of next 2 year’s options as if employment continued for 24 months after termination. 40,000 options with value of $612,400	Upon termination, immediate vesting of next 2 year’s options as if employment continued for 24 months after termination. 40,000 options with value of $612,400

Eric D. Belcher	None	Upon termination, immediate vesting of next 2 full year’s options as if employment continued for 2 years after termination. 130,000 options with value of $1,972,800

Scott A. Frisoni	Immediate vesting of next 2 full year’s options as if employment continued for 24 months after termination. 50,000 options with value of $765,500	Upon termination, immediate vesting of next 2 full year’s options as if employment continued for 24 months after termination. 50,000 options with value of $765,500

Neil P. Graver	None	None

(1)	Values are based on the aggregate difference between the respective exercise prices and the closing sale price of our common stock on December 29, 2006, which was $15.96 per share.

In connection with a termination without cause or a termination for good reason, no payments are due unless the executive executes a general release and waiver of claims against us. During the executive’s employment and for a period of two (2) years following a termination for any reason (including a termination without cause or for good reason or a termination in connection with a change in control), the executive cannot, anywhere in the specified geographic region, directly or indirectly:

(i)	perform services for, have any ownership interest in, or participate in the financing, operation, management or control of, any firm, partnership, corporation, or business that engages or participates in a competing business purpose;

(ii)	induce or attempt to induce any customer, potential customer, supplier, licensee, licensor or business relation of ours to cease doing business with us, or in any way interfere with the such relationships or solicit the business of any customer or potential customer of ours; or

(iii)	solicit, encourage, hire, or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee or independent contractor of ours to terminate his or her employment or relationship with us.

Additionally, in the event of a termination without cause or for good reason, Steven E. Zuccarini is entitled to receive benefits under any executive and employee benefit plans and/or insurance programs, as may be in effect, for twenty-four months following termination or until he becomes eligible for comparable benefits by virtue of new employment. Based on a December 31, 2006 termination, the benefits would have an estimated aggregate value of $28,066.

The following definitions apply to the termination and change in control provisions in the employment agreements.

A termination for “Cause” occurs if we terminate employment for the any of the following reasons:

(i)	the executive’s failure to perform his reasonably assigned duties after written notice of such failure and a reasonable opportunity to remedy such failure;

(ii)	theft, dishonesty, or falsification of any employment or our records by the executive;

(iii)	the determination that the executive has committed an act or acts constituting a felony or any act involving moral turpitude;

(iv)	the determination that the executive has engaged in willful misconduct or gross negligence that has had a material adverse effect on the our reputation or business; or

(v)	the material breach by the executive of any provision of the employment agreement after written notice of such breach and a reasonably opportunity to cure such breach.

Per Mr. Zuccarini’s employment agreement, clause (i) above no longer applies to him after the completion of our initial public offering in 2006.

A termination for “Good Reason” occurs if the executive terminates his employment for any of the following reasons:

(i)	we materially reduce the executive’s duties or responsibilities below what is customary for that executive’s position without the executive’s consent;

(ii)	we require the executive to relocate his office more than 100 miles from our current office without his consent; or

(iii)	we have breached the terms of the employment agreement and such breach continues for more than thirty (30) days after notice from the executive to us specifying the action which constitutes the breach and demanding its discontinuance.

“Change in Control” means:

(i)	An effective change of control pursuant to which any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of our stock representing more than thirty-five percent (35%) of the voting power of our then outstanding stock; provided, however, that a Change in Control will not be deemed to occur by virtue of any of the following acquisitions: (A) by us or any Affiliate, (B) by any employee benefit plan (or related trust) sponsored or maintained by us or any Affiliate, or (C) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(ii)	Any person or persons acting as a group acquires beneficial ownership of our stock that, together with our common stock already held by such person or group, constitutes more than fifty (50%) of the total fair market value or voting power of our then outstanding stock. The acquisition of our stock by us in exchange for property, which reduces the number of outstanding shares and increases the percentage ownership by any person or group to more than 50% of our then outstanding stock will be treated as a Change in Control;

(iii)

Individuals who constitute the Board immediately after the Effective Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board during any 12-month period; provided, however, that: (A) any person becoming a director subsequent thereto whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of our proxy statement in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director, provided that no individual initially elected or nominated as director as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board will be deemed to be an Incumbent Director; and (B) a Change in Control will not be deemed to have occurred pursuant to this paragraph (iii) if, after the Board is reconstituted, the Incumbent Stockholders (as defined below) beneficially own our stock representing more than thirty-five percent (35%) voting power of our then outstanding stock; or

(iv)	Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all of our assets immediately prior to such acquisition. For purposes of this section, gross fair market value means the value of our assets, or the value of the assets being disposed of, without regard to any liabilities associated with such assets. The event described in this paragraph (iv) shall not be deemed to be a Change in Control if the assets are transferred to (A) any owner of our stock in exchange for or with respect to our stock, (B) an entity in which we own, directly or indirectly, at least fifty percent (50%) of the entity’s total value or total voting power, (C) any person that owns, directly or indirectly, at least fifty percent (50%) of our stock, or (D) an entity in which a person described in (iv)(C) above owns at least fifty percent (50%) of the total value or voting power. For purposes of this section, and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets.

Notwithstanding the foregoing, shares of our stock beneficially owned by any of the following (collectively, the “Incumbent Stockholders”) will be excluded for purposes of determining a Change in Control: Incorp., LLC; Richard A. Heise, Jr.; Old Willow Partners, LLC: Heise Family 2005 Grantor Retained Annuity Trust; InnerWorkings Series C Investment Partners, LLC; Orange Media, LLC: Baradaran Revocable Trust; Sam Nazarian; Shula Nasarian Torbati; David and Angella Nazarian Family Trust; Anthony P. Bobulinski; Printworks, LLC; Printworks Series E, LLC; Younes & Soraya Nazarian Revocable Trust; Younes Nazarian 2006 Annuity Trust—Printworks; Soraya T. Nazarian 2006 Annuity Trust—Printworks; New Enterprise Associates 11, Limited Partnership; NEA Ventures 2005, Limited Partnership; or any of their respective affiliates, successors or assigns. In no event will a Change in Control be deemed to have occurred, with respect to the executive, if an employee benefit plan maintained by us or an Affiliate or the executive is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control. The employee benefit plan or the executive will be deemed “part of a purchasing group” for purposes of the preceding sentence if the plan or the executive is an equity participant in the purchasing company or group, except where participation is: (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors.

Director Compensation

The following table summarizes compensation that our directors earned during 2006 for services as members of our Board.

Name(1)	Fees Earned or Paid in Cash($)	Options Awards($)(2)	All Other Compensation($)	Total($)
John R. Walter	—	132,903	—	132,903
Peter J. Barris	—	—	—	—
Sharyar Baradaran	—	—	—	—
Jack M. Greenberg	—	12,000	—	12,000
Linda S. Wolf	—	17,063	—	17,063

(1)	Eric P. Lefkofsky and Richard A. Heise, Jr. were our directors until May 2006, but received no compensation for their service as directors in 2006.
(2)

Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2006, except that, with respect to Mr. Greenberg, the amount reported in this column is $12,000 higher than the amount reported in our financial statements. This additional expense shown in the director compensation table attributable to Mr. Greenberg’s option award results from requirements of the Securities and Exchange Commission to report option grants made prior to 2006 using the modified prospective transition method pursuant to FAS 123(R), whereas we use the prospective transition method pursuant to FAS 123(R). The assumptions we used with respect to the valuation of option grants are set forth in “InnerWorkings, Inc. Condensed Consolidated Financial Statements—Notes to Financial Statements—Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” in our Annual Report on Form 10-K. The aggregate option awards outstanding for each person in the table set forth above as of December 31, 2006 are as follows:

Name	Vested	Unvested	Exercise Price	Expiration Date
Jack M. Greenberg	50,000	50,000	$0.65	10/1/2015
John R. Walter	1,200,000	—	$0.50	6/1/2014
John R. Walter	—	400,000	$4.92	5/8/2016
Linda S. Wolf	—	50,000	$16.41	11/15/2016

Mr. Walter’s options to purchase 400,000 shares are exercisable in 16.67% annual installments beginning May 8, 2007. Mr. Greenberg’s options are exercisable in 50% annual installments beginning June 20, 2006. Ms. Wolf’s options are exercisable in 25% annual installments beginning November 15, 2007. Mr. Barris and Mr. Baradaran have not received any stock options.

The grant date fair values of option grants to our directors in 2006 are as follows:

Name	Options	Grant Date	Grant Date Fair Value ($)
John R. Walter	400,000	05/08/2006	1,236,000
Linda S. Wolf	50,000	11/15/2006	546,000

Assumptions for calculating the grant date fair values are found under “InnerWorkings, Inc. Condensed Consolidated Financial Statements—Notes to Financial Statements—Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” in our Annual Report on Form 10-K.

Summary of Director Compensation

We do not provide cash compensation to our directors for their services as members of the Board or for attendance at Board or committee meetings. However, our directors will be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Under our Stock Incentive Plan, directors are eligible to receive stock option grants at the discretion of the Compensation Committee or other administrator of the plan.

In March 2004, we entered into an agreement with John R. Walter in connection with his election as Chairman of the Board. Under this agreement, Mr. Walter:

•	purchased 100,000 shares of common stock at a price of $0.80 per share in March 2004,

•	purchased 200,000 shares of common stock at a price of $0.80 per share in May 2005, and

•	received options to purchase an additional 1,200,000 shares of common stock at an exercise price of $0.50 per share in March 2004. All of these options are vested.

In connection with the March 2004 agreement, Mr. Walter also became entitled to receive fully vested options to purchase 300,000 shares of common stock at an exercise price of $0.50 per share, subject to the achievement of certain business and financial performance targets. In May 2006, at our request and to better align the value of this equity award with the long-term interests of the stockholders, Mr. Walter agreed to eliminate his rights to these options in exchange for the grant of options to purchase 400,000 shares of common stock at an exercise price of $4.92 per share, which was the price per share paid by SNP in April 2006. These options will vest ratably over six years at a rate of 66,666 per year. Vesting of these options will accelerate in the event of a change of control (as defined in Mr. Walter’s agreement).

In October 2005, we entered into a compensation agreement with Jack Greenberg in connection with his election to the Board. Pursuant to this agreement, we granted Mr. Greenberg options to purchase 100,000 shares of common stock at an exercise price of $0.65 per share. These options vest in two equal installments on June 30, 2006 and 2007, provided Mr. Greenberg continues to serve on the Board on such dates. Vesting of these options will accelerate in the event of a change of control (as defined in Mr. Greenberg’s agreement).

Upon her appointment to the Board on November 15, 2006, Ms. Wolf was granted options to purchase 50,000 shares of our common stock at an exercise price of $16.41 per share. These options have a term of ten years and vest in four equal annual installments beginning on November 15, 2007.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act of 1934 (the “Exchange Act”) that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee and the Audit Committee Report shall not be deemed to be “Soliciting Material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in such filing except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors,

Jack M. Greenberg (Chairman) Linda S. Wolf John R. Walter Peter J. Barris Sharyar Baradaran

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three non-employee directors, including, John R. Walter, Peter J. Barris and Sharyar Baradaran, each of whom the Board of Directors has determined to be independent directors as defined in the rules of the Nasdaq Global Market. The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors. See Appendix A to this proxy statement for copy of the Board approved charter. Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”).

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During fiscal 2006, at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent auditors. The Audit Committee’s agenda is established by the Audit Committee’s chairman and senior members of the Company’s financial management team. The Audit Committee met in private sessions with the Company’s independent auditors at certain of its meetings, and also separately with the Company’s head of internal audit, without management representation, to discuss financial management, accounting and internal control issues. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

John R. Walter (Chairman)

Peter J. Barris

Sharyar Baradaran

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal year ended December 31, 2006, Ernst & Young LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

Fees	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005
Audit Fees (1)	$1,128,505	$534,769
Audit-Related Fees (2)	—	4,230
Tax Fees (3)	—	—
All Other Fees	—	—
Total	$1,128,505	$538,999

(1)	Audit Fees include fees billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, the review of the Form S-1 registration statements filed in connection with our initial public offering and follow-on public offering on August 18, 2006 and January 24, 2007, respectively, and other related services that are normally provided in connection with statutory and regulatory filings.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services related to federal, state and international tax compliance, tax advice, assistance with tax audits and appeals and advice related to mergers and acquisitions.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved during quarterly Audit Committee meetings.

All services provided by Ernst & Young LLP during the fiscal year ended December 31, 2006 were approved by the Audit Committee.

OTHER INFORMATION

Stockholder Proposals for the 2008 Annual Meeting

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2008 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8- Shareholder Proposals) and received by the Secretary of the Company on or before December 29, 2007. Stockholder proposals to be presented at the 2008 annual meeting of stockholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than March 2, 2008, nor later than April 1, 2008, in accordance with the procedures in the Company’s by-laws.

Expenses of Solicitation

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a request to our transfer agent in writing addressed to: The Bank of New York, Investor Services, P.O. Box 11258 Church Street Station, New York, New York 10286. We will promptly deliver a separate copy of our proxy statement or annual report to you upon written or oral request to: Investor Relations, InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60610, or by telephone at 1-888-201-8188.

Appendix A

INNERWORKINGS, INC. Charter for the Audit Committee of the Board of Directors

Statement of Purpose

This charter governs the operations of the audit committee. The committee shall provide assistance to the board of directors of InnerWorkings, Inc. (the “Company”) in fulfilling its oversight responsibility to the stockholders of the Company relating to the Company’s financial statements and financial reporting processes, the systems of internal reporting and financial controls, the annual independent audit and quarterly review of the Company’s financial statements, the legal compliance and ethics policies and such other matters set forth herein or otherwise established by the board of directors. In so doing, it is the responsibility of the committee to maintain free and open communication among the committee, the independent auditors and management of the Company.

Membership

The committee shall consist of at least three (3) directors each of whom shall (i) be “independent” as defined under the applicable rules of The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years and (iii) be able to read and understand fundamental financial statements. In addition, at least one (1) member of the committee shall satisfy the “audit committee financial expert” requirements under the Exchange Act, whether by reason of past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication. The audit committee financial expert is not required to be the chairman of the committee.

Notwithstanding the above requirements, one (1) director who is not a current officer, or employee or a family member of a current officer or employee, may be appointed to the committee for a period not to exceed two (2) years if the board of directors, under exceptional and limited circumstances, determines that membership on the committee by the director is required by the best interests of the Company and its stockholders. If such a director is appointed to the committee, the Company shall disclose the nature of the director’s relationship and the reasons for the board of directors’ determination in the next annual proxy statement subsequent to such determination.

Committee Organization and Procedures

The members of the committee shall be appointed by the board of directors and shall serve at the discretion of the board of directors. Appointments to the committee, including the chairman of the committee, shall be made by the board of directors and shall conform to the Company’s bylaws, this charter and applicable legal and regulatory criteria, as appropriate under the circumstances. Members shall be appointed annually for a term of one (1) year. The chairman shall preside over the meetings of the committee and may call special meetings, in addition to those regularly scheduled, and will report to the board of directors the actions and recommendations of the committee.

The committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings should the committee, in its discretion, deem it desirable to do so. A majority of the members of the committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee. Unless otherwise stated herein or established by the committee, the committee shall be governed by the same procedural rules, including rules regarding meetings, actions without meetings, notices and waivers of notice, as are applicable to the board of directors.

In discharging its oversight role, the committee shall carry out the activities enumerated herein and is empowered to pay such ordinary administrative expenses as are necessary or appropriate to carry out its duties. The committee is further empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to retain and compensate outside counsel or other experts for this purpose.

Responsibilities

The primary responsibility of the committee is to oversee the Company’s financial reporting processes on behalf of the board of directors and report the results of its activities to the board of directors. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The committee’s policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring activities of the audit committee in carrying out its oversight responsibilities. The list of activities set forth below is not an exhaustive list of all the permitted activities of the committee, and the committee may take such other actions as its members from time to time deem necessary or appropriate.

1.	The committee shall establish a clear understanding with the independent auditors that the independent auditors shall report directly to the committee and be ultimately accountable to the board of directors and the committee, as representatives of the Company’s stockholders.

2.	The committee shall evaluate, compensate, retain, oversee and, when appropriate, replace the independent auditors, including annually reviewing and selecting the independent auditors.

3.	The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board Standard No. 1.

4.	The committee shall discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and shall take, or recommend the board of directors take, appropriate action to oversee the independence of the independent auditors.

5.	The committee shall discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation.

6.	The committee shall pre-approve all audit services and permissible non-audit services to be performed by the independent auditors, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder. The committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder, for the engagement of independent auditors to perform services to the Company, including but not limited to, policies that would allow the delegation of pre-approval authority to one or more members of the committee.

7.	The committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk and legal and ethical compliance policies.

8.	The committee may meet separately with the independent auditors and management to discuss such matters within the scope of the committee’s authority, as determined by the committee from time to time to be necessary or appropriate.

9.	The committee shall review with management and the independent auditors the quarterly and annual financial statements, including judgments regarding the quality (not just the acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

10.	The committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

11.	The committee shall review all related party transactions, as defined in Item 404 of Regulation S-K under the Exchange Act, for potential conflict of interest situations, and all such transactions shall be approved by the audit committee prior to consummation.

12.	The committee shall review with management earnings press releases (including any use of pro forma or other non-GAAP information) prior to the issuance of any such press release.

13.	The committee shall discuss with management and the independent auditors, as appropriate, any correspondence with regulators and governmental agencies and any employee complaints or reports that raise material issues regarding the Company’s financial statements, accounting policies or internal controls.

14.	The committee shall review and reassess this charter at least annually and obtain the approval of the board of directors for each amendment or modification of this charter.

It shall be the responsibility of each member of the committee to immediately disclose to the chairman of the committee any relationship that, either in fact or in appearance, might impact the independent judgment of such member in his or her service as a member of the committee.

Meetings

The committee shall meet as frequently as the members of the committee in their discretion deem desirable, but at least quarterly. The committee may also hold special meetings that may be called by telephone or written notice by the chairman of the committee. The committee will cause to be kept adequate minutes of its proceedings and shall report periodically, as deemed necessary or desirable by the committee, to the board regarding the committee’s actions and recommendations. The committee may have in attendance such representatives of senior management, consultants, advisors or others as it may deem necessary to provide the necessary information to carry out its duties.

Reporting to Board of Directors

The committee shall report as to its activities to the board of directors and, where appropriate, its recommendations for action by the board of directors at their next meeting subsequent to that of the committee. Certain action by the committee may be similarly reported to the board of directors for approval or ratification.

This charter may be amended or modified only by the board of directors.

Appendix B

INNERWORKINGS, INC. Charter for the Compensation Committee of the Board of Directors

Statement of Purpose

This charter governs the operations of the compensation committee. The purpose of the committee is to review and report to the board of directors of InnerWorkings, Inc. (the “Company”) on compensation and personnel policies, programs and plans, including management development and successions plans, and to approve and administer employee compensation and benefit programs. The committee shall provide assistance to the board of directors in fulfilling its responsibilities regarding the following: (a) the compensation of the Chief Executive Officer (the “CEO”); (b) the compensation of the Company’s senior management team and other executive officers, including overseeing the administration of the Company’s employee benefit and equity incentive plans, policies, practices and programs; (c) the compensation of the directors; and (d) such other duties, responsibilities and activities as may be set forth in this charter or directed by the board of directors.

Membership

The committee shall consist of at least three (3) directors. Each member of the committee shall within one (1) year of the date hereof be (i) “independent” under the applicable requirements of The Nasdaq Stock Market (“Nasdaq”) or otherwise eligible to serve on the committee in accordance with the transition periods or exceptions provided by Nasdaq (including the transition periods set forth in Marketplace Rule 4350(a)(5) and the exception set forth in Marketplace Rule 4350(c)(3)(C)), in each case, as interpreted by the board of directors, (ii) a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” as defined in Section 162(m) of the Internal Revenue Code, as amended. It shall be the responsibility of the board of directors to determine, in its judgment, whether a member is independent of management and free from any relationship or service to the Company that might interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a committee member.

Notwithstanding the above independence requirements, one (1) director who is not a current officer, or employee or a family member of a current officer or employee, may be appointed to the committee for a period not to exceed two (2) years if the board of directors, under exceptional and limited circumstances, determines that membership on the committee by the director is required by the best interests of the Company and its stockholders. If such a director is appointed to the committee, the Company shall disclose the nature of the director’s relationship and the reasons for the board of directors’ determination in the next annual proxy statement subsequent to such determination.

Committee Organization and Procedures

The members shall be appointed by action of the board of directors and shall serve at the discretion of the board of directors. Appointments to the committee, including the chairman of the committee, shall be made by the board of directors, and shall conform to the Company’s bylaws, this charter and applicable legal and regulatory criteria, as appropriate under the circumstances. Members shall be appointed annually for a term of one (1) year. The chairman shall preside over the meetings of the committee and may call special meetings, in addition to those regularly scheduled, and will report to the board the actions and recommendations of the committee.

The committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of meetings should the committee, in its discretion, deem it desirable to do so. A majority of the members of the committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee. Unless otherwise stated herein or established by the committee, the committee shall be governed by the same procedural rules, including rules regarding meetings, actions without meetings, notices and waivers of notice, as are applicable to the board of directors.

The committee shall have the authority to cause investigations to be made of such matters within the scope of the committee’s purposes and responsibilities as the committee may deem appropriate. Such investigations may be made by the Company’s employees or such other persons or firms as the committee may direct. The committee may require officers and employees of the Company to produce such information and reports, including reports to be provided annually or on other regular bases, as the committee may deem appropriate.

The committee may, at its discretion and only to the extent consistent with applicable law, regulations and the Company’s benefit and incentive plans, delegate certain of its authority to a subcommittee of the committee, the CEO or another executive officer, including with respect to matters relating to the compensation and election as officers of the Company’s employees other than the Company’s CEO and executive officers.

In order to carry out its duties under this charter, the committee is authorized to select, retain, terminate and approve the fees and other retention terms of counsel, experts or consultants, as the committee deems appropriate, without seeking the approval of management of the board of directors. The Company shall provide for appropriate funding for the payment or any such fees.

Responsibilities

In fulfilling its responsibilities, the committee shall be responsible for and authorized to carry out the following functions:

1.	In consultation with senior management, to approve the Company’s executive compensation philosophy and to oversee and monitor the Company’s executive compensation policies, plans and programs for the senior management team and any other executive officers of the Company to ensure that they are consistent with the board of directors’ compensation philosophy and objectives, as well as the long-term interests of the Company’s stockholders.

2.	To annually review and approve the corporate goals and objectives relevant to the compensation of the CEO.

3.	To approve the compensation, including any incentive compensation, of the CEO and, with respect to any incentive compensation, consider all relevant factors, including the Company’s performance based on certain financial measures chosen by the committee, relative to stockholder return, the value of similar awards to chief executive officers of comparable companies, the awards given to the CEO in past years and such other factors as the committee deems appropriate.

4.	To annually review and approve, in consultation with the CEO as appropriate, the compensation, including incentive compensation, for the senior management team and any other executive officers (other than the CEO) of the Company.

5.	To provide and approve the annual report of the committee for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations.

6.	To review and approve the peer groups used for the stock performance graph included in the Company’s annual proxy statement.

7.	To review, approve and recommend to the board of directors, as appropriate, any new incentive compensation plans, including equity-based plans and, as may be required, any amendments to existing plans relative to the senior management team or any other executive officers of the Company.

8.	To act as the administrative committee for the Company’s employee stock option, stock incentive and stock purchase plans, with the authority delegated to it under the terms of the plan(s).

9.	To review and approve, as appropriate, any contractual commitments between the Company and any member of the senior management team or any other executive officer of the Company.

10.	To review and make policy recommendations from time to time with respect to various benefit plans, including health and welfare and retirement plans.

11.	To review and evaluate the compensation of the board of directors, including the appropriate mix of cash compensation and equity compensation, and to recommend any changes in board compensation.

12.	To review and assess the adequacy of this charter.

13.	To discharge any other duties, responsibilities or activities delegated to the committee by the board of directors from time to time or by any of the Company’s benefit and incentive plans.

It shall be the responsibility of each member of the committee to immediately disclose to the chairman of the committee any relationship that, either in fact or in appearance, might impact the independent judgment of such member in his or her service as a member of the committee.

The committee will have access to information necessary to evaluate and administer the compensation and benefit programs of the Company. Information includes compensation and benefits histories, competitive performance data and technical summaries of relevant tax, accounting and legal codes.

Meetings

The committee shall meet as frequently as the members of the committee in their discretion deem desirable, but at least quarterly. The committee may also hold special meetings that may be called by telephone or written notice by the chairman of the committee. The committee will cause to be kept adequate minutes of its proceedings and shall report periodically, as deemed necessary or desirable by the committee, to the board regarding the committee’s actions and recommendations. The committee may have in attendance such representatives of senior management, consultants, advisors or others as it may deem necessary to provide the necessary information to carry out its duties; provided that the CEO may not be in attendance during any discussion of the compensation of the CEO.

Reporting to Board of Directors

The committee shall report as to its activities to the board of directors and, where appropriate, its recommendations for action by the board of directors at their next meeting subsequent to that of the committee. Certain action by the committee may be similarly reported to the board of directors for approval or ratification.

This charter may be amended or modified only by the board of directors.

Appendix C

INNERWORKINGS, INC. Charter for the Nominating and Corporate Governance Committee of the Board of Directors

Statement of Purpose

This charter governs the operations of the nominating and corporate governance committee. The purpose of the committee is to consider, report and make recommendations to the board of directors of InnerWorkings, Inc. (the “Company”) on matters relating to the selection and qualification of directors of the Company and candidates nominated to serve as directors of the Company, as well as other matters relating to the duties of directors of the Company, the operation of the board of directors and corporate governance.

Membership

The committee shall consist of at least three (3) directors, each of whom shall be “independent” under the applicable requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) or otherwise eligible to serve on the committee in accordance with the transition periods or exceptions provided by Nasdaq (including the transition periods set forth in Marketplace Rule 4350(a)(5) and the exception set forth in Marketplace Rule 4350(c)(4)(C)), in each case, as interpreted by the board of directors. It shall be the responsibility of the board of directors to determine, in its judgment, whether a member is independent of management and free from any relationship or service to the Company that might interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a committee member.

Notwithstanding the above independence requirements, one (1) director who is not a current officer or employee, or a family member of a current officer or employee, may be appointed to the committee for a period not to exceed two (2) years if the board of directors, under exceptional and limited circumstances, determines that membership on the committee by the director is required by the best interests of the Company and its stockholders. If such a director is appointed to the committee, the Company shall disclose the nature of the director’s relationship and the reasons for the board of directors’ determination in the next annual proxy statement subsequent to such determination.

Committee Organization and Procedures

The members shall be appointed by action of the board of directors and shall serve at the discretion of the board of directors. Appointments to the committee, including the chairman of the committee, shall be made by the board of directors, and shall conform to the Company’s bylaws, this charter and applicable legal and regulatory criteria, as appropriate under the circumstances. Members shall be appointed annually for a term of one (1) year. The chairman shall preside over the meetings of the committee and may call special meetings, in addition to those regularly scheduled, and will report to the board of directors the actions and recommendations of the committee.

The committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings should the committee, in its discretion, deem it desirable to do so. A majority of the members of the committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee. Unless otherwise stated herein or established by the committee, the committee shall be governed by the same procedural rules, including rules regarding meetings, actions without meetings, notices and waivers of notice, as are applicable to the board of directors.

The committee may, in its discretion and only to the extent consistent with applicable law and regulations, delegate certain of its authority to a subcommittee of the committee. The committee shall have the authority to cause investigations to be made of such matters within the scope of the committee’s purposes and responsibilities as the committee may deem appropriate. Such investigations may be made by the Company’s employees or such other persons or firms as the committee may direct.

The committee may, in its discretion, retain and utilize the services of the Company’s regular counsel and advisors with respect to matters within its purview or, at its discretion, retain outside counsel and other advisors if it determines that such counsel or advice is necessary or appropriate under the circumstances.

Responsibilities

The committee shall:

1.	Review the qualifications of and approve and recommend to the board of directors:

a.	those persons to be nominated for membership on the board of directors who shall be submitted to the stockholders for election at each annual meeting of stockholders; and

b.	those persons nominated to fill vacancies on the board of directors and newly created directorships in connection with an increase in the size of the board of directors.

2.	Identify and consider potential director candidates in the event of a vacancy in the board of directors. The committee shall seek individuals whose background, knowledge and experience shall assist the board of directors in furthering the interests of the Company and its stockholders. In seeking nominees, the committee may consider factors, such as industry knowledge and experience, international experience, public company experience, academic or research institution experience, government entity or regulatory experience, financial expertise, diversity, current employment and other board memberships.

3.	Review and make recommendations to the board of directors regarding the appropriate size, performance, composition, duties, responsibilities and classes of the board of directors.

4.	Review and make recommendations to the board of directors regarding the performance, composition, duties and responsibilities of the other committees of the board of directors.

5.	Review and recommend to the board of directors tenure and retirement policies for independent directors.

6.	Review potential conflicts of interest of prospective and current directors.

7.	Review and make recommendations to the board of directors regarding succession planning for the Chief Executive Officer of the Company.

8.	Review and make recommendations to the board of directors regarding the function, structure and operation of the board of directors, including the preparation and review, at least annually, of corporate governance guidelines of the board of directors.

9.	Review the qualifications of and approve and recommend to the board of directors those persons to be appointed by the board of directors as officers of the Company.

10.	Review, as deemed necessary or desirable by the committee, but at least annually, and recommend to the board of directors amendments and modifications to this charter, if any.

The chairman of the committee, in addition to performing responsibilities as chairman attendant to the responsibilities of the committee as provided above, shall:

1.	serve as chairman of executive sessions of the independent directors of the board of directors; and

2.	review with the Chief Executive Officer of the Company between regularly scheduled meetings of the board of directors the agenda and plan for subsequent regularly scheduled meetings of the board of directors.

It shall be the responsibility of each member of the committee to immediately disclose to the chairman of the committee any relationship that, either in fact or in appearance, might impact the independent judgment of such member in his or her service as a member of the committee.

Meetings

The committee shall meet as frequently as the members of the committee in their discretion deem desirable. The committee may also hold special meetings that may be called by telephone or written notice by the chairman of the committee. The committee will cause to be kept adequate minutes of its proceedings and shall report periodically, as deemed necessary or desirable by the committee, to the board regarding the committee’s actions and recommendations. The committee may have in attendance such representatives of senior management, consultants, advisors or others as it may deem necessary to provide the necessary information to carry out its duties.

Reporting to Board of Directors

The committee shall report as to its activities to the board of directors and, where appropriate, its recommendations for action by the board of directors at their next meeting subsequent to that of the committee. Certain action by the committee may be similarly reported to the board of directors for approval or ratification.

This charter may be amended or modified only by the board of directors.

Please Mark, Sign, Date, and

Return the Proxy Promptly

Using the Enclosed Envelope.

x

_ DETACH PROXY CARD HERE _

Votes MUST be indicated

(x) in Black or Blue ink.

The Company’s Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Directors

FOR all nominees WITHHOLD AUTHORITY to vote *EXCEPTIONS

listed below for all nominees listed below

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Nominees: 01 - John R. Walter, 02 - Steven E. Zuccarini, 03 - Peter J. Barris,

04 - Sharyar Baradaran, 05 - Jack M. Greenberg and 06 - Linda S. Wolf

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the

“Exceptions” box and write that nominee’s name on the space provided below.)

*Exceptions

To change your address, please mark this box.

Mark this box with an X if you plan to attend the meeting.

2. Ratification of appointment of Ernst & Young LLP, as our

Independent Registered Public Accounting Firm for 2007.

FOR AGAINST ABSTAIN

SCAN LINE

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date Share Owner sign here Co-Owner sign here

PROXY

INNERWORKINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INNERWORKINGS, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 31, 2007

The undersigned stockholder of InnerWorkings, Inc. (the “Company”), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2007, and hereby appoints John R. Walter and Nicholas J. Galassi, and each or either of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company to be held on Thursday, May 31, 2007 at 10:00 a.m., local time, in the Georgian Room at the Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if personally present, as indicated on the reverse side.

ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES “FOR” SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, “FOR” EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

THANK YOU FOR VOTING

(Continued and to be signed on reverse side)